Exhibit 10.28
Original Issue Date:
$______________
AMENDMENT OF 12% CONVERTIBLE DEBENTURE
DUE ______________, 201__
     This letter serves as an “Amendment” to the existing 12% Convertible Debentures dated ________________ issued by NYTEX Energy Holdings, Inc. (the “Company”) to _________________ (the “Holder”) in the principal sum of $______________.
     The Company is hereby granting an extension of the “Maturity Date” of the 12% Convertible Debenture to October 06, 2011. All other existing provisions as more fully described in the attached Exhibit A remain the same and full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly authorized officer as of February 8, 2011.

NYTEX ENERGY HOLDINGS, INC.
By:
Name:
Title:

ACCEPTED AND AGREED: “HOLDER”
By:

Date: